Exhibit (a)(1)(xi)

Offer to Purchase for Cash

by

Smith & Wesson Holding Corporation

of

up to 6,818,181 Shares of its Common Stock

(including Series A Junior Participating Preferred Stock Rights)

at a Purchase Price of $11.00 per Share

THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF TUESDAY, JULY 23, 2013, UNLESS THE OFFER IS FURTHER EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE FURTHER EXTENDED, THE “EXPIRATION TIME”).

July 10, 2013

To Our Clients:

On June 17, 2013, Smith & Wesson Holding Corporation, a Nevada corporation (“S&W”), distributed documentation relating to its offer to purchase for cash up to 7,500,000 shares of its common stock, par value $0.001 per share (the “Shares”), together with the associated rights to purchase Series A Junior Participating Preferred Stock of S&W, par value $0.001 per share, issued pursuant to the Rights Agreement, dated August 25, 2005, between S&W and Interwest Transfer Company, Inc., as Rights Agent, at a price of $10.00 per Share, net to the seller in cash, without interest, but subject to applicable withholding taxes, upon the terms and subject to the conditions described in the Offer to Purchase, dated June 17, 2013 (the “Original Offer to Purchase”) and in the Letter of Transmittal. The tender offer was previously scheduled to expire at 12:00 midnight, New York City time, on the evening of Monday, July 15, 2013.

S&W has increased the purchase price per Share at which it is offering to purchase the Shares to a purchase price of $11.00 per Share, net to the seller in cash, without interest, but subject to applicable withholding taxes (the “Purchase Price”), and decreased the number of Shares it is offering to purchase to up to 6,818,181 Shares, upon the terms and subject to the conditions set forth in the Original Offer to Purchase, dated June 17, 2013, as amended and supplemented by the Supplement to the Offer to Purchase, dated July 10, 2013 (together with the Original Offer to Purchase, the “Offer to Purchase”), and the related Amended Letter of Transmittal (which together, as each may be further amended or supplemented from time to time, constitute the “Offer”). S&W has also extended the expiration of the Offer to 12:00 midnight, New York City time, on the evening of Tuesday, July 23, 2013.

Only Shares properly tendered in the Offer, and not properly withdrawn, will be purchased, upon the terms and subject to the conditions of the Offer. However, because of proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than the number of Shares S&W seeks are properly tendered and not properly withdrawn. Shares tendered but not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned promptly following the Expiration Time. See Sections 1, 3, 4, and 5 of the Offer to Purchase.

If the Offer is fully subscribed, the completion of the Offer will result in the repurchase by S&W of 6,818,181 Shares.

Upon the terms and subject to the conditions of the Offer, if greater than 6,818,181 Shares have been properly tendered and not properly withdrawn prior to the Expiration Time, S&W will purchase properly tendered Shares in the following order of priority: (i) first, from all other stockholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for stockholders who tendered Shares conditionally and for which the condition was not satisfied), until S&W has purchased 6,818,181 Shares; and (ii) second, only if necessary to permit us to purchase 6,818,181 Shares, from stockholders that have tendered their Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares prior to the Expiration Time. See Sections 1, 3, 4, and 6 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Amended Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

IF YOU DO NOT WISH TO WITHDRAW YOUR PREVIOUSLY TENDERED SHARES, YOU WILL RECEIVE THE BENEFIT OF THE INCREASED PURCHASE PRICE WITHOUT HAVING TO TAKE ANY FURTHER ACTION.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The purchase price in the Offer is $11.00 per Share, net to you in cash, without interest, but subject to applicable withholding taxes.

2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.	The Offer is not conditioned upon obtaining any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4.	The Offer, proration period, and withdrawal rights will expire at 12:00 midnight, New York City time, on the evening of Tuesday, July 23, 2013, unless the Offer is extended or withdrawn.

5.	The Offer is for up to 6,818,181 Shares, constituting approximately 10.6% of the total number of outstanding Shares as of July 9, 2013.

6.	Tendering stockholders whose Shares are registered in their own names and who tender directly to Interwest Transfer Company, Inc., the depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by S&W pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

7.	If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.	Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to timely complete, sign, and return to the Depositary the IRS Form W-9 accompanying the Amended Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer, unless such U.S. Holder establishes that such U.S. Holder is within the class of persons that is exempt from such backup withholding tax. See Section 3 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time.

The Offer is not being made to, and tenders will not be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. If S&W becomes aware of any such jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with applicable law, S&W will make a good faith effort to comply with the applicable law. If, after such good faith effort, S&W cannot comply with the applicable law, the Offer will not be made to (and tenders will not be accepted from or on behalf of) the stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on S&W’s behalf by Cowen and Company, LLC, the dealer manager for the Offer (the “Dealer Manager”), or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

S&W’S BOARD OF DIRECTORS (THE “BOARD”) HAS AUTHORIZED THE OFFER. HOWEVER, NONE OF S&W, THE BOARD, THE DEALER MANAGER, INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, OR THE DEPOSITARY HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE AMENDED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

Smith & Wesson Holding Corporation

of

up to 6,818,181 Shares of its Common Stock

(including Series A Junior Participating Preferred Stock Rights)

at a Purchase Price of $11.00 per Share

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated June 17, 2013 (the “Original Offer to Purchase”), the enclosed Supplement to the Offer to Purchase, dated July 10, 2013 (together with the Original Offer to Purchase, the “Offer to Purchase”), and the Amended Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Smith & Wesson Holding Corporation, a Nevada corporation (“S&W”), to purchase for cash up to 6,818,181 shares of its common stock, par value $0.001 per share (the “Shares”), together with the associated rights to purchase Series A Junior Participating Preferred Stock of S&W, par value $0.001 per share, issued pursuant to the Rights Agreement, dated August 25, 2005, between S&W and Interwest Transfer Company, Inc., as Rights Agent, at a price of $11.00 per Share, net to the seller in cash, without interest, but subject to applicable withholding taxes, upon the terms and subject to the conditions described in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to S&W the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by S&W, it is discretionary in nature, and it may be extended, modified, suspended, or terminated by S&W as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Amended Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that S&W takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax, or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes S&W to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, S&W, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering, and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:                  Shares*

*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and the Box Entitled “CONDITIONAL TENDER”

in the Amended Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon S&W purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by S&W pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, S&W may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated: